Exhibit 99.2

Certification of
Chief Accounting Officer
of Delhaize America, Inc.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended September 28, 2002 of Delhaize America, Inc. (the “Issuer”).

I, Carol M. Herndon, the Chief Accounting Officer and Executive Vice President of Accounting and Analysis of the Issuer, certify that, to the best of my knowledge:

(i)	the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: November 12, 2002

/s/ Carol M. Herndon

Carol M. Herndon
Chief Accounting Officer and
Executive Vice President of Accounting
and Analysis